UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 31, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

 (Exact name of Registrant as specified in its Charter)

Nevada	333-209341	46-3096516
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2151 Professional Drive, Second Floor, Roseville, CA 95661

(Address of Principal Executive Offices)

(833) 788-0506

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2022, GS Capital Partners, LLC agreed to forgive several convertible promissory notes issued by the Registrant. Specifically, convertible promissory notes in the following principal amounts and executed on the following dates were forgiven in their entirety, including accrued interest: (i) a $165,000 convertible promissory note dated September 20, 2021, (ii) a $330,000 convertible promissory note dated October 13, 2021, (iii) a $266,000 convertible promissory note dated November 9, 2021, (iv) a $212,800 convertible promissory note dated December 21, 2021 and (v) a $158,500 convertible promissory note dated January 13, 2022. In total, convertible debt in the principal amount of $1,132,300 owed by the Registrant was forgiven by GS Capital Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore Name: Matthew Moore Title: Chief Executive Officer and Director